Exhibit 10.3
Restricted Stock Agreement
(Non-Tax Vesting Option)
SCPRS NO. A-
     The right to receive shares of restricted stock is awarded by Emmis Communications Corporation (the “Company”) to the Participant named below (the “Participant”) upon the following terms and conditions:
     1. Definitions. For purposes of this Agreement and any amendments hereto, the terms defined in the Company’s 2006 Stock Compensation Program which establishes the terms and conditions of certain Awards (the “Program”) under the Company’s 2004 Equity Compensation Plan (such Plan, as supplemented by the Program, the “Plan”), when capitalized, shall have the same meanings as the meanings ascribed to them for purposes of the Plan, unless a different meaning is set forth herein, or unless a different meaning is plainly required by the context. For purposes of this Agreement and any amendments hereto, the following terms, when capitalized, have the following meanings, unless a different meaning is plainly required by the context:

Participant:

Address:

Restricted Stock Participation Percentage	___%

Date of Award:	January 1, 2006

Restricted Period:	The period beginning with the Date of Award and ending on the earlier of (A), the date on which the Shares are delivered after January 1, 2007 or (B) the date of termination of the Participant’s employment by the Company for any reason other than Cause or the voluntary termination by the Participant or (C) such earlier date as the Committee may determine pursuant to Section 4.
     2. Reference to Plan. The Restricted Stock is awarded pursuant to the Plan, the terms and conditions of which are incorporated herein by reference. No amendment of the Plan adopted after the Date of Award shall apply to the Restricted Shares unless, by its express provisions, it is effective retroactive to the Date of Award or some earlier date. No such retroactive amendment may, without the consent of the Participant, adversely affect the rights of the Participant under this Agreement.
     3. Share Award. The Company has awarded to the Participant, subject to the terms and conditions of the Plan and subject to the terms and conditions of this Agreement shares of Emmis Stock with a value equal to the sum of (i) the Participant’s Base Restricted Stock Amount divided by 90% of the Initial Value (rounded up to the nearest full share), and (ii) the Participant’s Enhanced Restricted Stock Amount, if any, divided by 80% of the Initial Value (rounded up to the nearest full share).
     4. Restrictions on Transfer. Ownership of the Restricted Shares will vest in the Participant at the expiration of the Restricted Period, subject to the provisions of Section 5. Prior to the expiration of the Restricted Period, the Participant may not sell, assign or transfer the Restricted Shares, except as hereinafter provided. The Compensation Committee shall have the authority, in its discretion, to waive the provisions of Section 5 and to shorten the Restricted Period as to any or all of the Restricted Shares and thereby to cause ownership of such Restricted Shares to vest in the Participant at an earlier date, whenever the Compensation Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws or by reason of other changes and circumstances occurring after the Date of Award.
     5. Forfeiture.
     (a) The Restricted Shares shall be forfeited and returned to the Company if the Participant ceases to be employed by the Company prior to January 1, 2007 as a result of a voluntary termination of employment by the Participant or a termination of the Participant’s employment by the Company for Cause. However, the provisions of this section shall not be deemed to limit the authority of the Compensation Committee under Section 4 to declare ownership of the Restricted Shares fully vested in the Participant due to a change in applicable laws or other circumstances, notwithstanding the failure of any of such conditions to be satisfied.
     (b) If the Participant’s employment by the Company ends prior to January 1, 2007 other than for those reasons set forth in Section 5(a) hereof, then a portion of the Restricted Shares shall be forfeited and returned to the Company. The portion of the Restricted Shares that will vest in the Participant upon the occurrence of such an event and will not be forfeited is equal to the total number of Restricted Shares times a fraction, the numerator of which is the number of days from the beginning of the Restricted Period to the date the Participant’s employment is terminated and the denominator of which is the number of days in the Restricted Period. If the calculation in the preceding sentence results in a fractional share, the number of Restricted Shares which are not forfeited will be rounded up to the next whole share.
     6. Participant’s Rights as Stockholder. Except as otherwise provided herein and during the Restricted Period, the Participant, as owner of the Restricted Shares, shall have none of the rights of a stockholder in respect of the Restricted Shares.
     7. Issuance of Shares Upon Expiration of Restricted Period. As soon as administratively practicable after the expiration of the Restricted Period, and subject to Section 10, the Company shall issue the Restricted Shares in the name of the Participant. Such Shares shall be free from any restrictive legend.
     8. Adjustments for Changes in Capitalization of the Company. In the event of any change in the outstanding shares of Emmis Stock subsequent to the Date of Award by reason of any reorganization, recapitalization, stock split, stock dividend, reverse stock split, share combination, reclassification, merger, consolidation, asset spin-off or similar event of or by the Company, the number and class of Restricted Shares covered by this Agreement shall be equitably adjusted by the Compensation Committee, whose determination shall be conclusive. Any shares of Emmis Stock or other securities received by the Participant, as a result of any of the foregoing, with respect to Restricted Shares that are subject to the restrictions contained in Sections 4 and 5 shall also be subject to such restrictions.
     9. Delivery and Registration of Shares of Stock. The Company’s obligation to deliver shares of Emmis Stock hereunder shall, if the Compensation Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or any other person to whom such shares are to be delivered, in such form as the Compensation Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, State or local securities legislation. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Company shall not be required to deliver any shares under this Agreement prior to (i) the admission of such shares to listing on any stock exchange on which the shares of Emmis Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Compensation Committee shall determine to be necessary or advisable.
     10. Withholding Tax. Upon vesting of ownership in the Restricted Shares in the Participant, and prior to the delivery of any certificates pursuant to Section 7, the Company shall have the right to require the Participant or other person receiving the Restricted Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to the Restricted Shares or, in lieu thereof, to retain, or sell without notice, a sufficient number of the Restricted Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to the Restricted Shares the amount of any taxes which the Company or any Affiliate is required to withhold with respect to such dividend payments.
     11. Notices. All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary, Emmis Communications Corporation, One Emmis Plaza, 140 Monument Circle, Suite 700, Indianapolis, Indiana 46204. All notices hereunder to the Participant shall be delivered personally or mailed to the Participant’s address noted above. Such addresses for the service of notices may be change at any time provided written notice of the change is furnished in advance to the other party.
     12. Plan and Plan Interpretations as Controlling. The Restricted Shares and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Compensation Committee shall be binding and conclusive upon the Participant or his legal representatives with regard to any question arising hereunder or under the Plan.
     13. Participant’s Service. Nothing in this Agreement shall limit the right of the Company or any of its affiliates to terminate the Participant’s service as a director, officer or employee, or otherwise impose upon the Company or any of its affiliates any obligation to employ or accept the services of the Participant.